UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 26, 2026
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D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-41468	88-1068854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2650 East Bayshore Road
Palo Alto, California 94303
(Address of principal executive offices)
(650) 285-2881
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02.    Results of Operations and Financial Condition.
On February 26, 2026, D-Wave Quantum Inc. (the “Company” or “D-Wave”) issued a press release announcing its financial results for the fiscal fourth quarter and full year ended December 31, 2025, and other recent developments. The Company's reported financial results include revenue of $24.6 million for the fiscal year ended December 31, 2025, representing an increase of $15.8 million, or 179%, from revenue of $8.8 million reported for fiscal year 2024, and a consolidated cash and marketable investment securities balance totaling a record $884.5 million as of December 31, 2025, representing a 397% increase from the fiscal 2024 fourth quarter consolidated cash balance of $178.0 million, and a 6% increase from the immediately prior fiscal 2025 third quarter consolidated cash balance of $836.2 million. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
In addition, on February 26, 2026, the Company posted on its website an investor presentation, which includes supplemental information relating to the Company’s financial results for the fiscal fourth quarter and full year ended December 31, 2025, as well as a business, product and technical update. A copy of the presentation is furnished herewith as Exhibit 99.2 and incorporated herein by reference.
The information contained in this Item 2.02 and Item 7.01 below to this Current Report on Form 8-K, and in the accompanying exhibits, is “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 7.01.    Regulation FD Disclosure.
On February 26, 2026, the Company issued a press release announcing its financial results for the fiscal fourth quarter and full year ended December 31, 2025, and other recent developments, including:
•A $20 million system purchase by Florida Atlantic University, with deployment expected by the end of 2026, and a $10 million, two-year enterprise license Quantum Computing as a Service agreement with a Fortune 100 company.
•The completion of the acquisition of Quantum Circuits, Inc., a leading developer of error-corrected superconducting gate-model quantum computing systems. Quantum Circuits’ dual-rail qubits with built-in erasure detection identify 90% of errors that occur. With erasure detection, this technology delivers gate fidelities that exceed 99.9%, bringing trapped ion fidelities along with superconducting execution speeds to today’s gate-model algorithm developers. Our erasure detection, and our observed erasure rate of 0.5%, allow us to deliver logical qubits with an order of magnitude fewer physical qubits compared to architectures without this capability.
•The formation of a new business unit dedicated to driving the adoption of D-Wave’s quantum computing products and services within the U.S. government, led by seasoned government and public sector business executive Jack Sears Jr., who brings more than 25 years of experience in developing and executing organizational growth strategies for companies serving the federal government in the defense and aerospace industries.
•A collaboration with Davidson Technologies and Anduril Industries to develop quantum-classical hybrid applications for complex U.S. air and missile defense planning challenges. An initial proof-of-concept demonstrated that as problem complexity scaled, D-Wave’s Stride™ hybrid solver extended its performance lead over classical-only approaches, delivering at least 10x faster time-to-solution, a 9% to 12% improvement in threat mitigation, and the ability to intercept an additional 45-60 missiles in a 500-missile attack simulation.
•Several advancements in annealing quantum computing technologies that further D-Wave’s unique dual-platform approach, including multicolor annealing and fast-reverse anneal. These enhancements increase the capabilities of D-Wave's Advantage2™ quantum computer, the same system, and the only system in the world, that has demonstrated quantum supremacy on a useful, real-world problem. That result, achieved natively on the Advantage2 quantum processing unit, has not been successfully challenged nearly two years after the paper's initial publication in March 2024.
A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
99.1	Press Release issued by D-Wave Quantum Inc., dated February 26, 2026.
99.2	Presentation, dated February 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2026	D-Wave Quantum Inc.

	By:	/s/ Alan Baratz
	Name:	Alan Baratz
	Title:	President & Chief Executive Officer